Exhibit 1.2

SALES AGREEMENT

October 14, 2025

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Piper Sandler & Co., as sales agent and/or principal (the “Agent”), ordinary shares, nominal value €0.01 per share, of the Company (the “Common Shares”), to be represented by American Depositary Shares (“ADSs”), on the terms set forth in this sales agreement (this “Agreement”).

The Common Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated July 9, 2020, by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent one Common Share (each an “Underlying Common Share”) deposited pursuant to the Deposit Agreement.

Each of the Company and the Agent acknowledges that the Shares (as defined in Section 1 below) may only be sold in compliance with applicable French and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

The Underlying Common Shares will be issued by way of one or more capital increases without preferential rights for existing shareholders by way of a public offer reserved to categories of persons under the provisions of Article L. 225-138 of the French Commercial Code, pursuant to the 27th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

Section 1         DEFINITIONS

(a)            Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Euronext Paris” means the regulated market of Euronext in Paris.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion, it being understood that notwithstanding the specified Floor Price, the Sales Price shall be at least equal to (i) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company's Common Shares on Euronext Paris over the last Trading Day preceding the pricing of the relevant sale or (ii) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Common Shares on Euronext Paris over a period of three to seven consecutive Trading Days chosen among the last thirty (30) Trading Days preceding the pricing of the relevant sale, subject in either case to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.

“Issuance Amount” means the aggregate Sales Price of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Commission” means the aggregate Selling Commission of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Decision” has the meaning ascribed to it in Section 3(b)(v).

“Issuance Notice” means a written notice containing the parameters in accordance with which the Company desires ADSs to be sold, which shall at a minimum include the number or dollar amount of ADSs desired to be sold, the time period during which sales are requested to be made, any minimum price below which sales may not be made and any limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by either its Chief Executive Officer (directeur général) or Chief Financial Officer (directeur des affaires financières).

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares in the form of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the dollar amount of the nominal value of the Common Shares available to be issued pursuant to the 27th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), which is currently 1,000,000 euros, which represents 100,000,000 Common Shares, provided, however, that the nominal amount of the capital increases that may result from the 27th resolution (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) shall be deducted from the overall nominal ceiling of 1,000,000 euros, which represents 100,000,000 Common Shares, it being specified that (i) this cap is the total ceiling cap applicable to the 25th to 33rd resolutions and set in the 24th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), (c) the number or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), (d) the number or dollar amount of ADSs for which the Company has filed a Prospectus (defined below) or (e) the number of Underlying Common Shares issued over a 12-month rolling period representing, once issued together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12-month period without a French listing prospectus approved by or, a document containing the information set out in Annex IX to Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) filed with, the Autorité des marchés financiers (the “AMF”), being less than 30% of the total number of the Company’s Common Shares already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

“Net Proceeds” means the Issuance Amount due to the Company on any Settlement Date less the Issuance Commission due to the Agent on such date.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the ADSs, including any ADS representing the Underlying Common Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the Sales Price of each Share placed by the Agent pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day (or such other date as agreed between the Company and the Agent) following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the ADSs to be sold pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date on which a certificate under Section 4(p) is delivered and (5) sale of the Shares (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)            Registration Statement. The Company has prepared and will file with the Commission a shelf registration statement on Form F-3 that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Common Shares represented by the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to those Common Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of those Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement, at the time it will originally be declared effective is herein called the “Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

A registration statement on Form F-6 (File No. 333-239477), and any amendments thereto, in respect of the Shares has been filed with the Commission; such registration statement in the form heretofore delivered to the Agent and, excluding exhibits, to the Agent, has been declared effective by the Commission; and no other document with respect to such registration statement has heretofore been filed with the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time that each of the Registration Statement and the ADS Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will (i) meet the then-applicable requirements for use of Form F-3 under the Securities Act or (ii) promptly notify the Agent that it does not meet such requirements.

(b)            Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been or will be declared effective by the Commission under the Securities Act prior to the delivery of any Issuance Notice by the Company to the Agent. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus, when filed, complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, the ADS Registration Statement which have not been described or filed as required. The Registration Statement, the ADS Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of applicable French law, including French securities law and the general regulations and guidelines of the AMF (the “AMF General Regulations”). The Prospectus shall not contain any material information regarding the Company that has not been made available by the Company to the public in France.

(c)            Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)            Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement, the ADS Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)             Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with the international financial reporting standards (the “IFRS Accounting Standards”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus, if any, present fairly in all material respects in accordance with the IFRS Accounting Standards the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the ADS Registration Statement and the Prospectus.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Common Shares, if any, following the expiration of the acquisition period of free shares (actions gratuites) or upon the exercise of outstanding founder’s share warrants (BSPCE), stock options, pre-funded warrants, and share warrants (BSA), in each case referred to in the Registration Statement and the Prospectus, or issuances of equity grants to employees, executives or former executive), short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on its capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement and the Prospectus.

(h)            Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing under the laws of France, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement (as defined below) (a “Material Adverse Effect”). No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The by-laws (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect in all material aspects. The Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) have been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company’s subsidiaries are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of the Company’s subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. As of the date of this Agreement, the Company has one subsidiary, Inventiva Inc.

(i)             Capitalization. The shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus, pursuant to the exercise of convertible securities, options, pre-funded warrants or warrants, or following the expiration of the acquisition period of free shares (actions gratuites) referred to in the Registration Statement and the Prospectus). The shares of capital stock of the Company have been validly issued and are fully paid and non-assessable. None of the shares of capital stock of the Company were issued in violation of preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company.

(j)             Stock Options. Except as disclosed in the Registration Statement or the Prospectus, the Company has not issued any stock options, and no stock options of the Company are outstanding.

(k)            The Securities. The holders of Common Shares, as described in the Registration Statement and the Prospectus, are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to acquire the Shares that have not been waived with respect to the offering of the Shares in accordance with their terms and all applicable laws; there are no securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of share capital of the Company, except in each case as set forth in the Registration Statement or the Prospectus. Subject to the payment of the Sales Price for each Share and the issuing of a certificate with respect to the related Underlying Common Share acknowledging such payment by the transfer agent (certificat du dépositaire) in accordance with article L.225-146 of the French Commercial Code (code de commerce), the Underlying Common Shares, will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs. The Underlying Common Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the Agent; and there are no restrictions on subsequent transfers of the Underlying Common Shares under the laws of the French Republic or the United States except as described in the Registration Statement and the Prospectus.

(l)             This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)           Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n)            Authorization of ADSs and Common Shares. Upon issuance of the ADSs against the deposit of the Underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The issuance and sale of the Shares, the deposit of the Underlying Common Shares with the Depositary and the issuance of the ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Common Shares or ADSs or securities convertible into or exchangeable or exercisable for Common Shares or ADSs or options, warrants or other rights to purchase Common Shares or ADSs or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company, nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Common Shares, ADSs, securities, options, warrants or rights.

(o)            Authorization and Description of Shares. On each Settlement Date, the Company will have the power and authority to allot and issue the Underlying Common Shares on such Settlement Date pursuant to this Agreement without further sanction and consent by any securityholder of the Company. Upon delivery of the Issuance Decision contemplated by Section 3(b)(v) of this Agreement, the Underlying Common Shares shall be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, and upon delivery of the relevant depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, in accordance with Article L. 225-138 of the French Commercial Code and the 27th resolution of the Company’s combined general meeting of shareholders held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), as applicable and fully paid and non-assessable; and, on each Settlement Date, the issuance of the Underlying Common Shares will not be subject to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been waived with respect to the offering of the Shares in accordance with their terms and all applicable laws. The Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. Upon the sale and delivery of the Shares, and payment therefor, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(p)            Descriptions of Documents. This Agreement and the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(q)            No Violation or Default. The Company is not (i) in violation of its by-laws (statuts); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             No Conflicts. The execution, delivery and performance by the Company of each of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company, (ii) result in any violation of the provisions of by-laws (statuts) of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, or the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws, FINRA (as defined below) or the AMF and the publication of a notice (avis) from Euronext Paris for the listing of the Underlying Common Shares.

(t)             No Material Actions or Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or its subsidiaries are or reasonably expect to be a party or to which any property of the Company is or reasonably expected to be the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement and the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(u)            Independent Accountants. KPMG S.A., who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, the Exchange Act, the PCAOB, the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(v)            Title to Real and Personal Property. The Company has good and marketable title in fee simple (or its jurisdictional equivalent) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to its business, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)           Intellectual Property Rights. Except as described in the Registration Statement and the Prospectus and as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company owns or has adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, licenses, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (including registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now conducted as contemplated in the Registration Statement and the Prospectus to be conducted by them (the “Company Intellectual Property”); (ii) to the knowledge of the Company, the Company’s conduct of its business does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person (it being understood that the foregoing representation and warranty is made without giving effect to any exemption under applicable law to which the Company may be entitled (e.g., 35 U.S.C. Section 271(e)(1)); (iii) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company is valid and enforceable; (iv) to the knowledge of the Company, the Intellectual Property of the Company is not being infringed, misappropriated or otherwise violated by any person; (v) the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company all of whom are bound by confidentiality agreements, and (vi) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party (A) challenging the Company’s rights in or to any Intellectual Property, (B) challenging the validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company, or (C) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

(x)            No Undisclosed Relationships. There are (i) no business relationship, direct or indirect, between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers or other Affiliates of the Company and (ii) no conventions réglementées under Article L. 225-38 et seq. of the French Commercial Code, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that have not been described as required.

(y)            No Market Abuse. The Company has complied and complies in all material respect with all applicable rules relating to market abuse (including insider trading) and has taken reasonable measures and has reasonable procedures in place in order to ensure such compliance, and none of the allotment of the Shares, the sale of the Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(z)             Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being in non-compliance of any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in France.

(aa)          Taxes. The Company has paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its properties or assets, except with respect to (i) payments being contested in good faith through an appropriate procedure or for which provision has been made in its accounts if and to the extent required or (ii) non-payments and non-filings that have not had or would not be expected reasonably to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except where failures to do so have not had or would not be expected reasonably to have a Material Adverse Effect.

(bb)          Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened. The Company is not aware of any existing or imminent labor disturbance or dispute between any of its principal suppliers, contractors or customers and the respective employees of such principal suppliers, contractors or customers, except as would not reasonable be expected to have a Material Adverse Effect. The Company has not received written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(dd)          FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(ee)          Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the ADSs from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(ff)            Certain Environmental Matters. (i) The Company (x) is in compliance with all, and has not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct its business; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company anticipates material capital expenditures relating to any Environmental Laws.

(gg)         Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)         Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ii)            Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the IFRS Accounting Standards. The Company maintains internal accounting controls to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the IFRS Accounting Standards and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement or the Prospectus, no material weaknesses in the Company’s internal controls have been identified by the Company’s auditors. The Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting identified by the Company’s auditors that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)            Insurance. The Company and its subsidiaries have insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(kk)          Cybersecurity. Except as disclosed in the Registration Statement and the Prospectus and, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there has been no security breach or other compromise of any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (i) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (ii) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices.

(ll)            No Unlawful Payments. Neither the Company nor any director or officer of the Company nor, to the knowledge of the Company, any employee, agent, Affiliate or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)        Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering or terrorism financing statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)         No Conflicts with Sanctions Laws. Neither the Company nor any of its directors or officers nor, to the knowledge of the Company, any employee, agent, Affiliate or other person associated with or acting on behalf of the Company (except for the Agent, in respect of which the Company makes no representation) is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), any French government agency, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)          No Broker’s Fees. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp)         Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(qq)         No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(rr)           No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares. Neither the Company, nor any person acting on its behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that would reasonably be expected to cause or result in, the stabilization of the Shares in violation of Regulation M or applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by the Agent of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures. The Company authorizes the Agent to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for conditions applicable to buy-back programmes and stabilization measures.

(ss)          Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds received by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)          Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof, including Section 402 related to loans.

(ww)       Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xx)          No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(yy)         Preclinical Studies and Clinical Trials. (i) Except as described in the Registration Statement and the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company, has participated that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement and the Prospectus of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement and the Prospectus; (iv) the Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Agent with all substantive written notices, correspondence and summaries of all other communications from the Regulatory Authorities; and (vi) the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any pre-clinical studies and clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(zz)          Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission that is a responsibility of the Company with respect to the Company’s product candidates that are described or referred to in the Registration Statement and the Prospectus, except where the failure to make the same would not, individually or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(aaa)        Stamp Taxes. No stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in France, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the this Agreement, (B) the issuance and delivery of the Underlying Common Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Company of the Shares as contemplated herein and in the Prospectus (in each case provided that no deed evidencing the sale of the Shares is executed in France).

(bbb)       No Immunity. Neither the Company nor any of its properties or assets has immunity under the laws of France, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant this Agreement, waived, and it will waive, such right to the extent permitted by law as provided in Section 8(g) of this Agreement.

(ccc)        Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of France, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement, and the Prospectus.

(ddd)       Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of France and will be enforced in France, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement and the Prospectus. The Company has the power to submit, and pursuant to Section 8(g) of this Agreement and Section 7.6 of the Deposit Agreement and has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(eee)        Personal Liability of Shareholders and ADS holders. No holder of any of the Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares; and, except as set forth in the Registration Statement and the Prospectus, there are no material limitations on the rights of holders of the Shares who are not French residents to hold, vote or transfer their securities.

(fff)          Indemnification. The indemnification provision set forth in this Agreement hereof do not contravene French law or public policy.

(ggg)        Dividends. Except as disclosed in the Registration Statement and the Prospectus, (i) no approvals by any French regulatory authority are currently required in France in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares, and (ii) under current laws and regulations of France and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of France, and no such payments made to the holders thereof or therein who are non-residents of France will be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein.

(hhh)       Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement and the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(iii)           Legal Action. A holder of the Shares is each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in France may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(jjj)           Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(kkk)       Transaction Agreements under French Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp tax duty if this Agreement and the Deposit Agreement are executed in or brought into France) in France be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

Any certificate signed by any officer or representative of the Company or its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(q) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3         ISSUANCE AND SALE OF ADSs

(a)            Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows in subsection (b), with an aggregate Issuance Amount of up to the Maximum Program Amount, based on and in accordance with such Issuance Notices as the Company may deliver, during the Agency Period.

To the extent, as provided above, that the total number of Underlying Common Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12 month period without a French listing prospectus approved by, or a document containing the information set out in Annex IX to the Prospectus Regulation filed with, the AMF, less than 30% of the total number of Common Shares admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested, no prospectus is required for such admission to trading pursuant to the Prospectus Regulation.

(b)            Mechanics of Issuances.

(i)            Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the Issuance Amount under any given Issuance Notice, plus (y) the aggregate Issuance Amount of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (II) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii)           Investor letters. Each purchaser of Shares shall provide to the Agent, no later than the Trading Day on which Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Schedule I to Exhibit A hereto, which form shall be delivered by the Agent to each prospective purchaser of Shares hereunder, and the Agent shall not sell Shares to any purchaser who shall not have delivered such Investor Letter.

(iii)          Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the proposed sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, provided that the Issuance Notice complies with (i) the Maximum Program Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Shares in compliance with the terms of the Issuance Notice (an “Agent Notification”) (such Agent Notification may be by e-mail to the Company’s Chief Executive Officer). Such Agent Notification shall contain the price at which the Shares would be purchased, the counterparty/parties bidding for such Shares and the number of Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Exhibit C hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv)          Method of Offer and Sale. The Shares may be sold (A) in negotiated transactions with the written consent of the Company; or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including a sale of Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made in compliance with French law and within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Issuance Notice. In the event the Company engages the Agent for a Block Sale, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 4 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, except insofar as required for compliance with French law and applicable corporate authorizations of the Company, and (except as specified in clause (A) above or as required for compliance with French law and applicable corporate authorizations of the Company) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(v)            Issuance Decision. Following the receipt of an Agent Notification provided for in Section 3(b)(iii) and no later than 3:30 pm (Eastern) on the Trading Day on which the Company wants to sell Shares, the Company shall issue a decision of the board of directors or the Chief Executive Officer of the Company in the form set forth in Exhibit B hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Common Shares to be represented by the Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 3(b)(iii), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Shares the equivalent in Euro of the Sales Price will be set by the board of directors or the Chief Executive Officer based upon the U.S. Dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the 27th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) as applicable.

(vi)           Post-Sale Confirmation to the Company. The Agent will provide (i) written confirmation to the Company (including by e-mail correspondence to each of the Company individuals set forth in Schedule A hereto, if receipt of such e-mail correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (Eastern Time) on the Trading Day on which it has placed Shares hereunder setting forth the identity of each purchaser, the number of shares sold on such Trading Day to each such purchaser and the Sales Price, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and Net Proceeds payable to the Company in respect thereof, and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this Section 3(b)(vi) may not differ from the terms set forth in the Issuance Decision, and that in such event, no Shares shall be placed pursuant to such Issuance Decision.

(vii)          Settlement. Each issuance of Shares will be settled on the applicable Settlement Date, pursuant to which:

(A)            Payment for Shares. The Issuance Amount shall be paid by the Agent in US dollars at or prior to 04:00 p.m. C.E.T. on the date prior to the Settlement Date, or at such other time on the same or such other date as may be agreed upon between the Company and the Agent, to the applicable account designated by the Company in the Issuance Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Issuance Notice (the “Registrar”).

(B)            Settlement of Shares. No later than 11:00 am C.E.T. on a Settlement Date, the Registrar shall then issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Common Shares, and shall deliver two originals of such certificate to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all action to be taken by the Company, including providing the Registrar with all notices (including the Euronext Paris notice) and the Issuance Decision delivered as provided for by Section 3(b)(v) that are required in connection with the issuance of the certificate (certificat du dépositaire) referred herein.

(C)            Delivery of Shares. On each Settlement Date, immediately after issuing the certificate (certificat du dépositaire), (i) the Registrar shall (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Common Shares for the Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (y) deliver the Underlying Common Shares for the Shares to the custodian for the Depositary, and (ii) the Company will instruct the Depositary to, electronically transfer the Shares by crediting the Agent or its designee’s account (provided that the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.

(D)            Payment of Issuance Commission. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the Issuance Commission due to the Agent in respect of the Issuance Amount of the Shares settled. The aforementioned Issuance Commission shall be paid on the Settlement Date by the Registrar to the Agent as soon as possible after issuance of the certificate (certificat du dépositaire).

(viii)        Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable e-mail), suspend any sales pursuant to this Agreement, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale under this Agreement after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(vii) with respect to the applicable Shares; and (C) if the Company defaults in its obligation to deliver such Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its settlement obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by Section 3(b)(vii) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(ix)           No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(x)            Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)            Fees. As compensation for services rendered and as contemplated (without duplication) by Section 3(b)(vii)(D), the Company shall pay or cause the Registrar to pay, to the Agent in connection with settlement and delivery of the Shares, on the applicable Settlement Date, the Issuance Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(viii) after the Agent confirms such sale to the Company) by the Agent.

(d)            Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, whether or not they are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Underlying Common Shares and the Depositary for the ADSs in connection with this Agreement; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the ADS Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market.

Section 4         ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)            Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in each report filed or furnished by the Company on Form 6-K that includes the Company’s quarterly interim financial statements and its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b)            Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Sections 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d)            Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the ADS Registration Statement or the Prospectus (excluding any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)            Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)             Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s consent. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s consent.

(g)            Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h)            Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement, the ADS Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)             Disclosure. During the Agency Period, the Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including the Regulation No 596/2014 of April 16, 2014 on market abuse and the AMF General Regulations, any information which would be required due to the existence of this Agreement.

(j)             Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(k)            Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(l)             Listing; Reservation of Shares. (i)  The Company will use its best efforts to maintain the listing of the ADSs on the Principal Market; and (ii) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(m)           Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n)            Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(o)            Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(p)            Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A)            the filing of the Prospectus or the amendment or supplement (other than any amendment or supplement through incorporation of any report filed under the Exchange Act) of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement, the ADS Registration Statement or Prospectus;

(B)            the filing with the Commission of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or quarterly or six-month reports on Form 6-K), in each case, of the Company; or

(C)            the filing with the Commission of a report on Form 6-K of the Company containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such report on Form 6-K of the Company is material) with a certificate in the form set forth in Exhibit D hereto as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in Section 2 of this Agreement are true and correct, (B) confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.

(q)            Legal Opinion. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurance letter and the written legal opinion of Cooley LLP, counsel to the Company, and the written legal opinions of Gide Loyrette Nouel A.A.R.P.I., French counsel for the Company, and Cabinet Beau de Loménie, Crowell & Moring LLP, HSML P.C., Millen, White, Zelano & Branigan, P.C. and Ladas & Parry LLP, counsels for the Company with respect to intellectual property matters, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(r)            Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause KPMG, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, the ADS Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information.

(s)            Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary, the Chairman or the Chief Executive Officer of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(t)             Authorization. Upon delivery of each Issuance Notice, the Company will ensure that the Chief Executive Officer of the Company is duly authorized to decide on the issue of the Underlying Common Shares covered by the Issuance Notice subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Underlying Common Shares. Upon each Settlement Date, the Underlying Common Shares to be allotted on that Settlement Date will be duly authorized by the Company.

(u)            Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v)            Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or its subsidiaries to register as an investment company under the Investment Company Act.

(w)          Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x)            Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares or ADSs, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or ADSs during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares or ADSs, warrants or any rights to purchase or acquire, Common Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares or ADSs, options to purchase Common Shares or ADSs or Common Shares or ADSs issuable upon the exercise of options, warrants, including pre-funded warrants, share warrants (BSA) or free shares (actions gratuites) or upon the exercise of outstanding founder’s share warrants (BSPCE) or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants (including share warrants (BSA) or founder’s share warrants (BSPCE), options or other equity awards outstanding at the date of this Agreement, and (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares or ADSs.

Section 5         CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)            Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i)            Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii)          Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv)          No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets on which such securities are then listed. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the AMF or by the Principal Market or Euronext Paris or trading in securities generally on either the Principal Market or Euronext Paris shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the AMF or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or French or European authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international, political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)            Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)             No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, the ADS Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Agent Counsel Legal Opinion. The Agent shall have received from Davis Polk & Wardwell LLP, counsel for Agent, such opinion or opinions, on or before the date on which the delivery of the Company counsels legal opinions are required pursuant to Section 4(q), with respect to such matters as Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(e)             Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, the Agent shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.

(f)             Investor Documents. Within the applicable time periods contemplated by Section 3(b)(iii) and (vii), the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.

(g)            Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext Paris trading day following each relevant Settlement Date, the Underlying Common Shares shall have been approved for listing on Euronext Paris, subject to official notice of issuance.

(h)            Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Common Shares, for purposes of settlement and delivery of the Underlying Common Shares, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Common Shares and the corresponding Shares and shall send a copy thereof to the Company and the Agent.

Section 6         INDEMNIFICATION AND CONTRIBUTION

(a)            Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, the ADS Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the first sentence of the tenth paragraph under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any reasonable and documented out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e)            Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c) any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Issuance Commission received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7         TERMINATION & SURVIVAL

(a)            Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)            Termination; Survival Following Termination.

(i)            Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon four (4) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(vii) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii)            In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8         MISCELLANEOUS

(a)            Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)            Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Attention: Piper Legal (e-mail: LegalCapMarkets@psc.com)

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Yasin Keshvargar

If to the Company:

Inventiva S.A.,

50 Rue de Dijon, 21121, Daix, France

Attention: Andrew Obenshain and Jean Volatier (e-mail: [***])

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Div Gupta

Facsimile: (212) 479-6275

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f)            Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)            Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Inventiva Inc. c/o Altios International Inc., located at 450 7th Avenue, Suite 1501, New York, New York 10123 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h)            Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.

(i)             General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(j)             Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)           In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)          For purposes of this Section 8(j); (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

INVENTIVA S.A.

By:	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
	Name:	Connor Leahey
	Title:	Director

EXHIBIT A

ISSUANCE NOTICE

[DATE]

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Attn: [__________]

Reference is made to the sales agreement between Inventiva S.A. (the “Company”) and Piper Sandler & Co. (the “Agent”), dated October 14, 2025 (the “Sales Agreement”). The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The number of Common Shares underlying such ADSs (the “Underlying Common Shares”) issued over a 12-month rolling period represents, once issued together with all the other common shares which have been admitted to trading on the regulated market of Euronext Paris over the same 12-month period without a French listing prospectus approved by, or a document containing the information set out in Annex IX to Regulation (EU) 2017/1129, as amended, filed with the French Autorité des Marchés Financiers, less than 30% of the total number of the Company’s Common Shares already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i) of the Sales Agreement): _______________________

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date if other than standard T+2 settlement:

If Issuance Notice follows a reverse inquiry to the Company, identity and contact information:

All Shares must be placed at the same Sales Price on any Trading Day.

Floor Price (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share, it being specified that each Share will be sold at the same price and that the Sales Price per Share will be at least equal to (i) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company's Common Shares on Euronext Paris over the last Trading Day preceding the pricing of the relevant sale or (ii) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Common Shares on Euronext Paris over a period of three to seven consecutive Trading Days chosen among the last thirty (30) Trading Days preceding the pricing of the relevant sale, subject in either case to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.

Sales by the Agent are only open to investors falling within one of the following categories and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 3(b)(v) of the Sales Agreement, that it belongs to one of them by signing an investor letter attached hereto as Schedule A in accordance with the Sales Agreement:

(i) any person, legal entity (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or

(ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields.

The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Société Générale Securities Services, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:

[•] [details of the bank account on which the net proceeds relating to the capital increase based on the 27th resolution of the Company’s combined general shareholders’ meeting held on May 22, 2025 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) shall be wired to be included]

Comments:

By:
	Name:	Andrew Obenshain
	Title:	Chief Executive Officer

Schedule I to EXHIBIT A

FORM OF INVESTOR LETTER

INVENTIVA S.A.
50 Rue de Dijon,
21121, Daix,
France

Piper Sandler & Co.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

[DATE]

RE: Inventiva S.A.

Ladies and Gentlemen,

In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.01 per share (the “Common Shares”), of Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [ ] Common Shares in the form of ADSs reserved to specified categories of investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

(i) any person, legal entity (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; or

(ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields;

provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.

Sincerely yours,

On behalf of

By:

Name:

Title:

EXHIBIT B

FORM OF ISSUANCE DECISION

[****]

EXHIBIT C

Confirmatory e-mail to be received by the Agent from each prospective investor before the Agent Notification

To: [                 ]

In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.01 per share, of Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [                 ] Common Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors: (i) any person, legal entity (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or (ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields.

We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Piper Sandler & Co. an investor letter no later than [                 ] by which we will formally represent and warrant belonging to one of these categories.

EXHIBIT D

Form of Officer’s Certificate Pursuant to Section 4(p)

The undersigned, the duly qualified and elected Chief Executive Officer of Inventiva S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Dijon under number 537 530 255 (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(p) of the sales agreement, dated October 14, 2025, between the Company and Piper Sandler & Co. (the “Sales Agreement”), that to the knowledge of the undersigned:

[(i) The representations and warranties of the Company contained in Section 2 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however, that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto);

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement on or prior to the date hereof; and

(iii) Except as disclosed in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto), (A) there has not occurred any Material Adverse Effect, and (B) there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.]

[(i) There have been no material adverse changes to the Company Intellectual Property since _________.]

Cooley LLP, Gide Loyrette Nouel A.A.R.P.I. and Davis Polk & Wardwell LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

INVENTIVA S.A.

By:

Name:

Title:

Date:

SCHEDULE A

Notice Parties

[***]